Exhibit 10.2

TRANSITIONAL SERVICES AGREEMENT

This Transitional Services Agreement (the “Agreement”) is entered into this __ day of ____________ 2014 by and among Signal Share, Inc. (f/k/a Roomlinx Inc.), a Nevada corporation (“Purchaser”), SIGNAL POINT HOLDINGS CORP., a Delaware corporation (“SPHC”), the sole shareholder of SIGNAL POINT CORP., a New York corporation (“SPC”), ROOMLINX INC., a Nevada corporation (“RLI”) and sole shareholder of CARDINAL BROADBAND, a _______corporation (the “CBB”). SPHC and RLI are referred to herein as “Sellers” and SPC and CBB are referred to as “Utilities.” (Purchaser, Sellers, and Utilities are collectively referred to herein as the “Parties”).

Capitalized terms used but not defined in this Agreement shall have the meaning set forth in that certain Agreement and Plan of Merger, by and among Sellers and Signal Point Acquisition Corp., dated as of the date hereof (the “MA”).

BACKGROUND

WHEREAS, the Utilities are in the business of providing domestic and international telecommunications services (“Business”), pursuant to licenses issued by the Federal Communications Commission (“FCC”); and

WHEREAS, the Utilities are in the business of providing intrastate local and long distance telecommunications services pursuant to licenses issued by various state regulatory authorities having jurisdiction over the provision of telecommunications services (referred to herein as “State PUCs”); and

WHEREAS, as of even date herewith, the Parties entered into the MA, pursuant to which a change in control shall occur with respect to the Utilities as contemplated in the MA (the “Transaction”); and

WHEREAS, since the Parties must obtain necessary regulatory approvals associated with the Transaction on behalf of the Utilities, the Parties have agreed upon a two-step closing process for the Transaction including an initial closing (“Initial Closing”) which is occurring after all the conditions that are set forth in the MA have occurred, been satisfied or waived, except the referenced regulatory approvals which will be satisfied by the time of the second closing (“Second Closing”); and

WHEREAS, the Parties are entering into this Agreement to seek to ensure that the Parties are in material compliance with the terms of the Utilities’ licenses, and federal and state telecommunications regulations, during the period between the date of the Initial Closing and the date of the Second Closing (the “Transition Period”).

NOW, THEREFORE, in consideration for the promises and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1.           Two-Step Closing Process

The Parties shall utilize a two-step closing process with respect to the Transaction as follows:

(a)          Initial Closing. At the Initial Closing, (i) Purchaser shall deliver to Seller the Purchase Price as set forth and in accordance with the terms and provisions of the MA and (ii) the issued and outstanding stock of the Utilities shall be transferred in accordance with the MA (the “Transfer”) and shall be held in escrow by Davidoff, Hutcher & Citron LLP, as escrow agent (the “Escrow Agent”) pursuant that certain escrow agreement between the Parties, attached hereto as Exhibit A (“Escrow Agreement”); provided, however, that the Parties expressly acknowledge and agree that the Transfer shall remain subject to the Parties’ obligations to obtain all required regulatory approvals from the FCC or the State PUCs with respect to the Transaction as set forth in MA (the “Regulatory Approvals”). The Parties shall cooperate in good faith to file all applications for such Regulatory Approvals within ten (10) business days after the Initial Closing.

(b)          Second Closing. At the Second Closing, which shall occur no later than five (5) business days after the Parties receive the last Regulatory Approval necessary to consummate the Transaction, (i) the Parties shall execute and deliver all remaining documents necessary, if any, to effectuate the Transaction and (ii) the issued and outstanding stock of the Utilities released by the Escrow Agent to Purchaser pursuant to the terms of the Escrow Agreement.

2.           Responsibilities During the Transition Period.

(a)          During the Transition Period, Sellers hereby irrevocably retain and appoint Purchaser to manage all of the day-to-day business, operations, and telecommunications services of any kind provided by the Utilities (referred to herein as the “Business”) pursuant to the Licenses issued to the Utilities by the FCC and the State PUCs.

(i)           Purchaser shall take all reasonably necessary, prudent, and appropriate actions to manage the Business, including by way of example, and not limitation, providing technical and customer service, billing, collection, transfer of payments hereunder, and other related endeavors, in such manner as Purchaser deems appropriate in the good faith exercise of its reasonable business judgment.

(ii)          Purchaser shall have full power and authority to manage and operate the Business in the ordinary course of business in accordance with the exercise of its good faith reasonable business judgment.

(iii)         Notwithstanding the foregoing, Purchaser shall manage the Business in accordance with all applicable rules, regulations, and laws, including, but not limited to, those regulations of the FCC and the State PUCs, and with the same care and regard as it manages its own affairs and business. In connection with its management of the Business, Purchaser shall have the right and power to do or cause to be done all acts and things in the name of and on behalf of the Sellers and Utilities as the Sellers and/or Utilities are authorized by the FCC and the State PUCs.

(b)           Both Parties acknowledge and agree that the Utilities will be identified on marketing materials as the entity operating the Business and providing any of its services.

(c)           The Parties shall work together in good faith during the Transition Period to ensure the continued provision of high quality services, and Sellers, and the Utilities shall cooperate with Purchaser with respect to Purchaser’s management of the Business pursuant to this Agreement, including by providing full access to the Utilities’ management, timely supplying information, and otherwise assisting Purchaser in good faith.

(d)           During the Transition Period, the Parties shall consult with each other from time to time regarding material operating procedures and decisions affecting the customers of the Business.

(e)           The Parties desire that this Agreement and the obligations hereunder be in compliance with (i) the terms and conditions of the Utilities’ Licenses; (ii) all applicable rules, regulations and policies of the FCC and State PUCs; (iii) the Communications Act of 1934, as amended, (the “Act”); and (iv) any other applicable federal, state and local law or regulation. If the FCC or any State PUC determines that any provision of this Agreement violates any applicable rules, regulations, or policies, both Parties shall make reasonable efforts to immediately bring this Agreement into compliance, consistent with the terms of this Agreement and the MA. It is expressly understood by the Parties that nothing in this Agreement is intended to give, or shall be construed to give, Purchaser any right during the Transition Period that would be deemed to constitute a transfer of control or an assignment (as “control” and “assignment” is defined in the Act, and/or any applicable FCC or state regulations, rules or case law) by the Utilities of the Business or the Licenses. For the avoidance of any doubt, during the Transition Period, the Utilities shall be deemed to retain the Licenses, and shall be deemed to operate the Business, consistent with the terms of this Agreement.

(f)           During the Transition Period, Purchaser shall not represent itself as the holder of any of the Licenses before the FCC, or any State PUC.

(g)           In accordance with their obligations under this Agreement, the Utilities shall continue to make all requisite filings, and shall file all reports and correspondence with the State PUCs and the FCC regarding the Utilities’ Business and Licenses. The Parties shall cooperate in the preparations of such filings where necessary.

(h)    The Utilities and Sellers covenant and agree that they will respond in a timely manner to any and all data requests, interrogatories, questionnaires, or similar requests issued by the FCC or the State PUCs pertaining to the applications for Regulatory Approvals, including by timely providing access to Utilities management, and by timely supplying information to the FCC or the State PUCs, as the case may be.

3.           Termination of Agreement.

This Agreement shall terminate on the date of the Second Closing, which shall occur no later than five (5) business days after all approvals required to effectuate the Second Closing have been obtained; provided in the event the event the Regulatory Approvals are not obtained, this Agreement shall terminate in accordance with the terms of the MA.

4.           Covenants.

Each Party shall (i) promptly provide to the other Party copies of all notices, demands or other official notifications received regarding the Business or the Licenses subject to the Transaction to the extent that such correspondence is relevant or pertains to the Business or the Licenses that have been transferred as part of the Initial Closing or are to be transferred as part of the Second Closing, (ii) timely execute all reasonable documents as may be necessary to comply with all statutes, ordinances, rules and regulations relating to the ownership or use of the Business or the Licenses subject to this Agreement, (iii) cooperate with each other with respect to the making of all regulatory filings, and (iv) give prompt notice to the other of any event having a material adverse effect on the Business or the Licenses.

5.           Compensation.

(a)           During the Transition Period, Purchaser shall bear all costs and expenses (i) associated with operation of the Business and the Licenses, and (ii) incurred in the provision of services relating to the Business or Licenses, including all costs, expenses, or fees due to vendors, service providers, underlying carriers, the FCC or to any State PUC to the extent that the Utilities do not cover their own expenses. Purchaser acknowledges and agrees that it shall, to the extent that the Utilities do not cover their own expenses, assume and pay all liabilities and expenses arising out of or in connection with the operation of the Business and the Licenses during the Transition Period, including, but not limited to, all applicable taxes of any nature, including any taxes on income from the operation of the Business that are attributable to the Sellers as a result of this Agreement. All such costs, expenses and liabilities shall be paid out of the operating income of the Utilities and any costs, expenses or liabilities that arose prior to the Initial Closing Date shall be paid by the applicable parties.

(b)           In consideration for the services provided by Purchaser under this Agreement, including the payment of all costs and expenses of the Businesses set forth in Section 5(a) above, Purchaser shall be entitled to compensation, during the Transition Period, in an amount equal to the net proceeds of the Business during the Transition Period, less payments referenced in the following sentence. Neither Seller nor shareholders shall seek to collect or otherwise receive any proceeds or other benefits of the Business from and after the Initial Closing, except for any payments due to any shareholder under an Employment Agreement between the Purchaser and such shareholder, and any other payment due to Seller or any shareholder under the MA.

(c)           No other compensation shall be due between the Parties under this Agreement.

6.           No Agency.

Unless otherwise provided herein, each Party is, and shall remain, an independent contractor acting solely for its own account. Neither Party shall have any authority, express or implied, to act as agent of the other Party for any purpose. Further, the Parties are not and do not intend to be partners, associates, joint venturers or joint employers in any way, and, except as otherwise provided herein, neither Party shall be construed to be jointly liable for any acts or omissions of the other Party under any circumstances.

7.           Notices.

(a)          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when received if delivered in person or by courier, telegraph, telex or by facsimile transmission or mailed by certified mail, postage prepaid addressed as follows:

(b)          If to the Purchaser, addressed as follows:

Signal Share, Inc.
(f/k/a Roomlinx, Inc.)
11101 W. 120th Ave., Suite 200
Broomfield, Colorado 80021
Electronic Mail:
Facsimile:
Attention:

with a copy to:

Westerman Ball Ederer Miller & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556
Electronic Mail: aederer@westermanllp.com
Facsimile: (516) 622-9212
Attention: Alan C. Ederer, Esq.

(c)          If to the Seller, addressed as follows:

Signal Point Holdings Corp.
570 Lexington Avenue, 22nd Floor
New York, NY 10022
Electronic Mail:
Facsimile:
Attention: Robert DePalo

with a copy to:

Davidoff Hutcher & Citron LLP
605 Third Avenue
New York, New York 10158
Electronic Mail: ehl@dhclegal.com
Facsimile: 212-286-1884
Attention: Elliot Lutzker, Esq.

8.           Entire Agreement, Amendment; Effect of Waivers.

This Agreement sets forth the entire agreement and understanding of the Parties with respect to the operation of the Business and the Licenses during the Transition Period, and supersedes all prior agreements, arrangements and understanding relating thereto between the Parties. This Agreement may be amended or modified only by a written instrument executed by each of the Parties or by their respective successors and assigns. No waiver by either of the Parties of any default, breach or violation or a series of defaults, breaches or violations of this Agreement shall constitute a waiver of any subsequent default, breach or violation or waiver of any of the terms of this Agreement. Notwithstanding the foregoing, this Agreement is subject to the terms of the MA and in the event of any conflict between the terms of this Agreement and the MA, the MA shall govern.

9.           Announcements.

No announcement of any kind relating to this Agreement, including to any customers, employees and the public, shall be made without the prior written agreement of each of the Parties.

10.         Miscellaneous.

This Agreement: (i) shall be governed by, construed and enforced in accordance with the Act and applicable FCC rules and case law and state communications laws. To the extent that the Act, FCC rules and case law, or state communications laws are inapplicable, the laws of the State of New York, without regard to the choice of law principles thereof, other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, shall control; (ii) shall inure to the benefit of and be binding upon the successors and assigns of the Parties, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies hereunder; (iii) shall not be assigned by either Party, nor shall any rights or obligations hereunder be assigned, without the prior written consent of the other Party hereto; and (iv) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the day and year first above written.

SELLER:

Signal Point Holdings Corp.

By:
Name:
Title:

Roomlinx Inc.

By:
Name:
Title:

and
UTILITIES:

SIGNAL POINT CORP.

By:
Name:
Title:

CARDINAL BROADBAND

By:
Name:
Title:

and
PURCHASER:

Signal Share, Inc.

By:
Name:
Title:
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